                                                                    EXHIBIT 99

                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS AGREEMENT ("the Agreement") made this 27th day of February, 1998, by and between THE BON-TON STORES, INC., a Pennsylvania corporation ("the Company"), and Heywood Wilansky ("Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the (Company and Executive are parties to an Employment Agreement) dated August 18, 1995, as amended (the "Prior Employment Agreement")

          WHEREAS, the Company wishes to continue to employ Executive and Executive wishes to continue in the employ of the Company on the terms and conditions contained in this Agreement; and

          NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, the Company and Executive hereby agree that the Prior Employment Agreement shall terminate effective January 31, 1998 (subject to Executive's retention of all salary, bonuses, restricted stock grants and stock options granted under the term of the Prior Employment Agreement in accordance with its provisions) and this Agreement shall govern Executive's employment effective February 1, 1998 on the following terms and conditions:

           1.  Position and Responsibilities.
               -----------------------------

               (a) Executive shall be employed as the Company's Chief Executive Officer, with complete executive authority for all aspects of the Company's operations subject to policies and directives of the Board of Directors (hereinafter the "Board"). Executive shall report directly to the Chairman of the Board of Directors of the Company, and shall work at the Company's headquarters in York, Pennsylvania.

               (b) Throughout the term of this Agreement, Executive shall devote his entire working time, energy, attention, skill and best efforts to the affairs of the Company and to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of the Company. In addition, throughout the term of this Agreement, Executive may not, directly or indirectly, do any work for or on behalf of any other company while employed by the Company, regardless of whether it is for a competitor, without the written consent of the Chairman.

               (c) Executive shall not obtain goods or services or otherwise deal on behalf of the Company with any business or entity in which Executive or a member of his family has a financial interest or from which Executive or a member of his immediate family may derive a financial benefit as a result of such transaction, except that this prohibition shall not apply to any public company in which Executive or a member of his family owns less than one percent of the outstanding stock.

          2.   Term of Agreement.  This Agreement shall govern the terms of
               -----------------
Executive's employment with the Company from February 1, 1998 (the "Effective Date"), and shall continue through and terminate on January 31, 2003, unless sooner terminated in accordance with Paragraph 12 below. This time shall be referred to as "the Term".

           3.  Compensation.
               ------------

               (a)  Salary.  Executive shall receive a base salary at the
                    ------
annual rate of One Million Dollars ($1,000,000). This base salary, less taxes and normal deductions, shall be paid to Executive in substantially equal installments in accordance with the Company's regular executive payroll practices in effect from time to time. The annual base salary may be reviewed from time to time during the Term by the Board to ascertain whether, in its sole discretion, such base salary should be increased or decreased but in no event will the base salary be less than One Million Dollars ($1,000,000) per year.

               (b)  Performance Bonus.  Executive shall be eligible to receive
                    -----------------
an annual bonus of up to $1 million based on the attainment of reasonable performance goals established for the Company's bonus plan by the Compensation Committee of the Board (hereinafter "the Committee") after consultation with Executive with respect to each fiscal year. The possible bonus for each year shall be up to 100% of the Executive's base salary based on a combination of the performance of the Company and Executive according to the criteria established by the Committee. The bonus shall be payable no later than April 15 in the year following the year in which the bonus is earned.

               (c)  Restricted Stock Grant.  The Company agrees to award
                    ----------------------
Executive 250,000 shares of stock in the Company as soon as practicable following the adoption by the Company on or after February 1, 1998 of the Bon-Ton Stores, Inc. Performance Based Stock Incentive Plan, substantially in the form set forth as Exhibit A hereto, to be adopted by the Company and administered by the Compensation Committee of the Company's Board of Directors ("the Plan") under the terms of the Plan. The Executive's ownership in the shares shall vest in three annual installments on the last day of the Company's fiscal year which occurs on or about the third, fourth and fifth anniversaries of the Effective Date in the amount of 83,334, 83,333 and 83,333 shares respectively, provided that the Executive meets the performance goals established by the Compensation Committee pursuant to the terms of the Plan, and except as set forth below. If Executive is discharged without Cause prior to the expiration of the Term, his ownership in all shares shall immediately vest. If Executive is discharged for Cause or resigns prior to the third anniversary of the Effective Date, Executive shall forfeit his entitlement to all 250,000 shares. After the third anniversary of the Effective Date, the Executive's ownership of the shares shall continue to vest for so long as he remains in the employ of the Company and is not discharged for Cause or does not resign.

          (d) Stock Options.  As soon as practicable following the adoption by
              -------------
the Company on or after February 1, 1998 of the Plan, the Company shall grant to Executive pursuant to the Plan options to purchase 250,000 shares of the Company's Common Stock at a purchase price equal to the $8.00 per share. Such options are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. The options will expire on the day preceding the tenth anniversary of the Effective Date (unless sooner terminated as provided under the Plan) and shall vest and become exercisable in annual installments on the day prior to the first, second and third anniversaries of the Effective Date in the amount of 83,334, 83,333, and 83,333 shares, respectively, provided that the Executive meets the performance goals established by the Compensation Committee pursuant to the Plan, and except as set forth below. If Executive is discharged without Cause, all options shall become immediately vested and shall remain exercisable for a period of 90 days after termination of employment. If Executive resigns or is discharged for Cause prior to the expiration of the Term, all options not exercised, whether or not vested, shall immediately be canceled. The grant of the options shall be substantially in the form set forth as Exhibit B hereto, the terms of which shall control the options.

          4.   Residence and Transportation.  The Executive may live in the
               ----------------------------
Baltimore metropolitan area at a location of his choosing. The Company shall furnish to Executive a sedan and driver to transport Executive from his home to the Company's headquarters.

           5.  Insurance.
               ---------

               (a)  Life Insurance.  The Company will purchase individual term
                    --------------
life insurance coverage for Executive to supplement the group term life insurance available to all Executives at the Company so that the aggregate amount of term life insurance in effect during the Executive's employment equals $3 million. The Company will purchase a separate life insurance policy to provide that if the Executive works continuously for the Company until age 55 and retires from the employ of Company on or after age 55, the Executive's beneficiaries will receive life insurance of $1 million upon his death from age 55 to age 62 and $1.2 million from age 62 thereafter. The Company's obligations hereunder shall be subject to the eligibility requirements and other terms, conditions and restrictions of the insurance agreements and shall be contingent upon Executive passing each insurance company's required medical examination and qualifying for insurance at standard, non-smoking rates.

               (b)  Medical Insurance.  Executive and his eligible dependents
                    -----------------
shall be eligible to participate in the Company's group medical plans, subject to the eligibility requirements and other terms, conditions and restrictions set forth in the plan documents or insurance agreements. In addition, the Company shall either create a supplemental health insurance plan or set aside the amount of $5,000 annually to be used by the Executive for medical expenses not covered by the Company's group medical plans.

           6.  Supplemental Retirement Benefit.
               -------------------------------

               (a)  SERP Benefit.  Upon the Effective Date, the Company's
                    ------------
obligation to make additional payments pursuant to paragraph 6 of the Prior Employment Agreement shall terminate, and the Executive's right to a Supplemental Retirement Benefit shall be governed by this Agreement. The Company agrees to establish, as of the Effective Date, a supplemental retirement plan for the Executive (the "SERP") which shall provide a benefit for the Executive, unless such benefit is forfeited pursuant to the terms of the SERP, that is the actuarial equivalent of an annuity for the Executive's life only which pays to the Executive, commencing as of the first day of the month following the date the Executive retires or otherwise terminates employment on or after attaining age 55, a monthly benefit of $26,050.42 (equal to an annual benefit of $312,605) until the Executive attains age 62, and which pays to the Executive, commencing as of the first day of the month following the attainment by the Executive of age 62, a monthly benefit of $24,402.42 (equal to an annual benefit of $292,829) thereafter.

               (b)  Payment of Retirement Benefit.  Except as otherwise provided
                    -----------------------------
herein, the Executive shall be entitled to receive his benefit under the SERP
(i) as of the first day of the month following the date the Executive attains age 55, if the Executive's employment with the Company has been terminated without Cause by the Company at any time prior to such date, or (ii) as of the first day of the month following the date the Executive's employment with the Company terminates at any time on or after the Executive attains age 55. Notwithstanding anything to the contrary contained herein, if there is a Change of Control while the Executive is employed by the Company, the Executive shall be entitled to receive his benefit under the SERP as of the first day of the month following the later of the date the Executive's employment with the Company terminates or the date the Executive attains age 55.

               (c)  Payment of Benefits on Permanent Disability of the
                    --------------------------------------------------
Executive.  If the Executive's employment with the Company terminates at any
---------
time prior to the attainment of age 55 on account of the Executive's permanent disability, the Executive shall be entitled to a benefit under the SERP as of the first day of the month following the Executive's termination of employment; provided, however, that the benefit payable under the SERP following such a termination of employment shall be a benefit having an actuarial value equal to the actuarial value of the SERP as determined under paragraph (a), assuming such benefit commences as of the first day of the month following the date the Executive will attain age 55, multiplied by a fraction, the numerator of which is the number of full calendar months during which the Executive was employed by the Company and the denominator of which is the number of full calendar months between the date the Executive was initially employed by the Company and the date the Executive would achieve age 55. For purposes of the SERP, the Executive shall be deemed to have terminated employment with the Company on account of permanent disability if the Executive qualifies as of the date of such termination for long term disability benefits provided under the terms of the Company's long term disability plan, if any, in effect as of such time. If no such plan is in effect, the Executive shall be deemed to have terminated employment with the Company on account of permanent disability if the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The determination of whether the

Executive is permanently and totally disabled as described in the preceding sentence shall be made at the discretion of the Board of Directors of the Company, which shall take into account such facts and circumstances, and such evidence of disability as the Board of Directors of the Company deems appropriate.

               (d)  Payment of Benefits on Death of the Executive.  In the event
                    ---------------------------------------------
of the death of the Executive, a benefit shall be payable under the SERP to the surviving spouse of the Executive. In such event, the surviving spouse of the Executive shall receive a benefit under the SERP as of the first day of the month following the death of the Executive that has same actuarial value as an annuity payable for the life of the surviving spouse commencing as of the first day of the month following the date the Executive would have attained age 55 and providing a monthly benefit of $13,025.12 until the Executive would have attained age 62, and which pays to the surviving spouse of the Executive, commencing as of the first day of the month following the date the Executive would have attained age 62, a monthly benefit of $12,201.21. In the event the Executive is not survived by his Spouse, no benefits shall be payable under the SERP following the death of the Executive.

               (e)  Form of Payment.  The benefit payable under the SERP shall
                    ---------------
be provided in the form of an annuity, purchased by the Company from an insurance company mutually acceptable to both the Company and the Executive and distributed to the Executive or to the Executive's surviving spouse, as the case may be. Notwithstanding the foregoing, the Company may, at its discretion, pay a lump sum in cash to the Executive (or to the Executive's surviving spouse as the case may be) that is the actuarial equivalent of the SERP benefit otherwise payable to the Executive or to the Executive's surviving spouse.

               (f)  Actuarial Value.  Actuarial values, or actuarial
                    ---------------
equivalents shall be determined for purposes of the SERP by reference to the cost that would be required to purchase the annuity benefit to be provided from an insurance company mutually acceptable to both the Company and the Executive.

               (g)  Forfeiture.  If the Executive is discharged for Cause at
                    ----------
any time, or if the Executive voluntarily terminates his employment with the Company for any reason prior to his attainment of age 55, then the Executive shall forfeit all rights to any benefits otherwise payable under the SERP and the Company shall cease to have any obligation to provide any benefits under the SERP and the Executive shall be obligated to repay to the Company any amounts previously paid to the Executive by the Company pursuant to Section 6 of the Prior Employment Agreement (as amended). Any such repayment shall be made in a manner to be designated by the Company so as to minimize its tax liabilities based upon the tax law at the time, and shall be in an amount equal to the total value of all such payments, plus earnings thereon, reduced by the amount of the Executive's actual tax liability incurred as a result of receiving such payments, but taking into account any tax benefits to Executive as a result of such repayment.

               (h)  Payments Made Under Section 6 of the Prior Employment
                    -----------------------------------------------------
Agreement. Notwithstanding anything contained herein to the contrary, the
---------
actuarial values used for purposes of determining the benefits to be provided under this Section 6 shall in all events by offset by an amount equal to the accumulated value, as of the date any such determination is required to be made, of the payments made by the Company to the Executive under the terms of Section 6 of the Prior Employment Agreement, taking into account the earnings on such amounts from the date paid until the date such determination is made. All amounts paid under Section 6 of the Prior Employment Agreement, and the earnings thereon, shall be held by the Executive in a separate account (the "Retirement Account") which may be the existing account in which such funds are held, or in such other account as the Executive may establish for this purpose, which account shall be owned and maintained by him, subject to the obligation to repay such amounts otherwise required under this Section 6, and to the following additional terms and conditions:

                    (i) The Retirement Account shall be maintained at a reputable financial institution determined by the Executive and approved by the Company (which approval shall not be unreasonably withheld).

                    (ii) The assets held in the Retirement Account shall be invested in the following, in such amounts and proportions as the Executive determines to be appropriate, at his discretion, subject to such reasonable limitations as may be imposed from time to time by the Company, in order to achieve a balanced and diversified investment portfolio for the Executive to provide a source of funds for him following his retirement.

                    (iii) Duplicate copies of the monthly account statements for the Retirement Account of shall be sent to the Chairman of the Board of Directors of the Company.

                    (iv) Until such time as the actuarial value of the benefit is determined for purposes of the payment of benefits under the terms of this
Section 6, the Executive shall not withdraw any funds or other assets from the Retirement Account, nor shall the Executive borrow, pledge or otherwise encumber the funds in the Retirement Account.

           7.  Loans.
               -----

               (a)  Prior Loan.  The remaining $375,000 due to the Company on
                    ----------
account of the loan made by the Company Executive pursuant to Section 7 of the Prior Employment Agreement shall be forgiven on April 30, 1999 if the Executive is not terminated for Cause or does not voluntarily terminate his employment (other than due to a change of control) prior to April 30, 1999.

               (b)  Tax Loan.  In the event the Executive incurs any tax
                    --------
liability attributable to the vesting of any restricted shares (whether granted under Section 3 of this Agreement or under the terms of the Prior Employment Agreement) or attributable to the exercise of any stock options granted by the Company (such tax liability being referred to herein as the "Tax Liability"), the Company shall provide a loan (the "Tax Loan") to the Executive for the amount of the Tax Liability, bearing an interest at the rate of 50% of the prime rate of interest (as quoted in the Money Rates section of the Wall Street Journal) per year, compounded annually. The terms of such Tax Loan shall require payments of interest only, payable annually, until such time as the Executive terminates his employment with the Company, or as of the date the Executive sells or otherwise disposes of the shares, the vesting or acquisition of which gave rise to the Tax Liability, whichever occurs first, at which time the entire balance of principal and unpaid interest on the Tax Loan shall be immediately payable in full. In the alternative, the Company shall have the right not to provide the Tax Loan to the Executive; provided, however, that the Company shall then be obligated to pay over to the Executive at least annually an amount of cash equal to the excess of the amount of interest actually paid by the Executive on any loan taken out for the express purpose of paying the Executive's Tax Liability over the interest that would have been payable pursuant to the terms of the Tax Loan, as set forth in this Section 7.

          8.   Club Membership.  The Company will pay for the annual membership
               ---------------
for Executive in one country club of his choice, grossed up for taxes. Executive shall be responsible for all other expenses of membership subject to paragraph 10 of the Agreement.

          9.   Other Benefits.  Executive shall be eligible to participate in
               --------------
the Company's profit sharing plan, discount program, long-term disability plan, vacation plan and other benefit and policy programs generally made available to other executives of the Company, subject to their respective eligibility requirements and other terms, conditions and restrictions. However, Executive shall not be eligible to participate in any such insurance, benefit, program or plan to the extent that such insurance, benefit, program or plan concerns a benefit or payment specifically provided for by this Agreement (including, without limitation, severance pay). In addition, nothing in this Agreement shall preclude the Company from amending or terminating any such insurance, benefit, program or plan, so long as the amendment or termination is applicable to the Company's executives generally. Moreover, the Company's obligations under this provision shall not apply to any insurance, benefit, program or plan made available on an individual basis to one or more select executive employees if such insurance, benefit, program or plan is not made available to all executive employees.

          10.  Business Expenses.  The Company shall pay or reimburse Executive
               -----------------
for reasonable expenses incurred by Executive in connection with the performance of Executive's duties under this Agreement upon receipt of vouchers therefor and in accordance with the Company's regular reimbursement procedures and practices in effect from time to time.

          11.  Disability or Incapacity.  If Executive becomes physically or
               ------------------------
mentally unable to perform his essential duties hereunder, with or without reasonable accommodations, the Company will continue the Executive's benefits provided under this Agreement to the extent permitted by the applicable plan document or insurance agreement and will pay Executive the difference between his base salary and any benefits received by him under any disability insurance policy paid for by the Company, during the period of the disability or incapacity for up to twenty-six (26) weeks during the term of this Agreement. In addition, the Company shall continue such benefits and compensation referred to above for so long as the Company elects not to terminate Executive pursuant to Paragraph 12 below.

          12.  Termination of Employment.  Notwithstanding any other provision
               -------------------------
of this Agreement, Executive's employment may be terminated immediately upon written notice to Executive in any of the following circumstances:

               (a) Disability or Incapacity. In the event of Executive's
                   ------------------------
physical or mental inability (as verified by a physician selected by the Company) to perform his essential duties hereunder, with or without reasonable accommodation, for a period of twenty-six (26) weeks in any one 52-week period, whether consecutively or not, during the Term.

               (b) Death of Executive.  In the event of Executive's death.
                   ------------------

               (c) Discharge for Cause. Company may discharge Executive at any
                   -------------------
time for "Cause," which shall be limited to: willful and proven violation of reasonable directives from the Board or of standards of conduct established by law; fraud, misappropriation of funds or other dishonesty; conviction of a crime of moral turpitude; any misrepresentation made in this Agreement; or breach of any provision of this Agreement (including, without limitation, acceptance of employment with another company or performing work or providing advice to another company, as an Executive, consultant or in any other capacity, while still an Executive of the Company).

               (d) Discharge without Cause. Notwithstanding any other provision
                   -----------------------
of this Agreement, Executive's employment may be terminated by the Company at any time upon written notice to Executive without Cause.

               (e) Change of Control.  In the event of a Change of Control, as
                   -----------------
defined herein, the Executive shall have the option within a ninety (90) day period commencing three (3) months after the Change of Control to voluntarily terminate his employment.

               For purposes of this Agreement, a Change of Control shall be deemed to occur if:

                        (i) any "person," as such term is defined under Sections 3(a)(9) and 13(d) of the Exchange Act, who is not an Affiliate of Company on the date hereof, becomes a "beneficial owner," as such term is used in Rule 13d-3 under the Exchange Act, of a majority of the Company's Voting Stock;

                        (ii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; or

                        (iii) the Company is party to a merger, consolidation, other form of business combination or a sale of all or substantially all of its assets, unless the business of Company is continued following any such transaction by a resulting entity (which may be, but need not be, Company) and a "person" as such term is defined under Sections 3(a)(a) and 13(d) of the Exchange Act, who is not an Affiliate of Company on the date hereof, becomes a

"beneficial owner," as such term is used in Rule 13d-3 under the Exchange Act, of a majority of the voting stock of the resulting entity.

               (f) General.
                   -------

                   (i) Termination of Executive's employment pursuant to this Paragraph 12 shall release the Company of all of its liabilities and obligations under this Agreement, except as expressly provided under Paragraph 13 below.

                   (ii) Termination of Executive's employment pursuant to this Paragraph 12 shall not release Executive from Executive's obligations and restrictions under Paragraphs 14 and 15 of this Agreement.

          13.  Payments Upon Termination.
               -------------------------

               (a) Discharge Without Cause.  If Executive is discharged without
                   -----------------------
Cause:

                   (i) Executive shall receive base salary and pro-rated performance bonus for days worked prior to his termination and will continue to receive his base salary (paid in monthly installments) for the remaining term of the Agreement, or for one (1) year (whichever is greater), subject to the mitigation requirement and offset set forth in subparagraph (v) below. In addition, during the period in which Executive receives post-termination salary, the Company will pay the premiums in connection with Executive's continued participation in the Company's group health plan pursuant to COBRA, subject to such plan's terms, conditions and restrictions.

                   (ii) Executive shall be immediately vested in his restricted stock grant awarded under paragraph 3(b) above and stock options granted under paragraph 3(c) above.

                   (iii) Executive shall be relieved of his obligation to repay the remaining principal of the $750,000 loan made by the Company as set forth in paragraph 7 above.

                   (iv) Executive shall be entitled to vesting and funding of his entire supplemental retirement benefit as set forth in paragraph 6 above.

                   (v) The Company's obligation for base salary after the date of termination under subparagraph (i) above shall be offset by two-thirds of the amount of any compensation from employment earned by Executive through self-employment (except for income from Executive's investments in securities or real estate) or with another employer during this period, and its obligation to continue medical insurance shall cease upon Executive's acceptance of other employment pursuant to which comparable coverage is normally provided. Moreover, the Company's obligations under subparagraph (i), (ii), (iii) and (iv) above shall cease in the event that Executive breaches any of the restrictions set forth in paragraphs 14 or 15 below. Executive shall have a duty to seek senior executive employment not in violation of paragraph 15 below to mitigate the Company's obligation.

                   (vi) The Company's obligations and promises pursuant to subparagraphs (i), (ii), (iii) and (iv) above shall further be contingent upon Executive's execution of a general release of claims (including without limitation contractual, common law or statutory claims) in a form satisfactory to the Company in favor of the Company and its officers, directors, agents and executives at the time of termination.

               (b) Death or Disability/Incapacity.
                   ------------------------------

                   (i) On death, Executive's estate's sole entitlement will be to (A) base salary for any days worked prior to his death, (B) a prorated bonus for the portion of the year during which the Executive was employed by the Company and (C) amounts payable on account of Executive's death under the insurance policies maintained by the Company pursuant to paragraph 5(a) above.

                   (ii) On termination for disability or incapacity, Executive's sole entitlement will be to (A) base salary for any days worked prior to the date of termination, (B) a prorated bonus for the portion of the year during which the Executive was working for the Company, (C) retention of all annuities purchased prior to the date of termination and (D) amounts payable on account of disability or incapacity under any insurance or benefit plans or policies maintained by the Company.

               (c) Discharge for Cause.  If Executive is discharged for Cause
                   -------------------
pursuant to paragraph 12(c) above, Executive's sole entitlement will be the receipt of base salary for any days worked through the date of termination and reimbursement for previously incurred business expenses consistent with Paragraph 10 above.

               (d) Change of Control.  In the event that the Executive elects to
                   -----------------
voluntarily terminate his employment following a Change in Control:

                   (i) Executive shall be entitled to his base salary (paid in monthly installments) for the remaining term of this Agreement and continued payment of premiums in connection with Executive's continued participation in the Company's group health plan pursuant to COBRA, subject to such plan's terms, conditions and restrictions.

                   (ii) Executive shall be immediately vested in his restricted stock grant and options granted under paragraph 3 above.

                   (iii) Executive shall be relieved of his obligation to repay the remaining $375,000 on account of the prior loan made by the Company as set forth in paragraph 7(a) of this Agreement.

               (e) Notwithstanding any other provision of this Agreement, if the aggregate present value of the "parachute payments" to the Executive, determined under Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code"), is at least three times the "base amount" determined under such Section 280G, then the compensation otherwise payable under this Agreement and any other amount payable hereunder or any other severance plan, program, policy or obligation of the Company or any other affiliate thereof shall be reduced so that the aggregate present value of the parachute payments to the Executive, determined under such Section 280G, does not exceed 2.99 times the base amount. In no event, however, shall any benefit provided hereunder be reduced to the extent such benefit is specifically excluded by Section 280G(b) of the Code as a "parachute payment" or as an "excess parachute payment." Any decisions regarding the requirement or implementation of such reductions shall be made by such tax counsel as may be selected by the Company and acceptable to the Executive.

          14.  Company Property.  All advertising, sales, manufacturers' and
               ----------------
other materials or articles or information, including without limitation data processing reports, customer sales analyses, invoices, price lists or information or any other materials or data of any kind furnished to Executive by the Company or developed by Executive on behalf of the Company or at the Company's direction or for the Company's use or otherwise in connection with Executive's employment hereunder, are and shall remain the sole and confidential property of the Company.

          15.  Non-Competition and Confidentiality.  To the maximum extent
               -----------------------------------
permissible by law:

               (a) During his employment with the Company and for a period equal to the greater of (x) of one year after the termination of his employment with the Company for any reason whatsoever, whether by Executive or by the Company and whether during the term of this Agreement or subsequent to the expiration of this Agreement, or (y) the period during which Executive is entitled to receive any payments under Paragraph 13(a) of this Agreement, Executive shall not, directly or indirectly:

                   (i) Solicit, induce or encourage any customer, Executive, consultant, independent contractor or supplier of the Company to cease to do business with, reduce the level of business activity, or to be employed by the Company.

                   (ii) Engage in (as a principal, partner, director, officer, agent, Executive, consultant, owner, independent contractor or otherwise) or be financially interested in any business operating a traditional retail department store within a fifteen (15) mile radius of any Company store which is in existence or which is under contract to be acquired or constructed by the Company at the time of Executive's termination of employment.

               (b) During his employment with the Company and at all times thereafter, Executive shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of, any person, firm, association or company other than the Company, any confidential information of the Company which Executive acquires in the course of his employment, which is not otherwise lawfully known by and readily available to the general public. This confidential information includes, but is not limited to: any material referred to in Paragraph 14 or any information regarding the business, marketing, legal or accounting methods, policies, plans, procedures, strategies or techniques; research or development projects or results; trade secrets or other knowledge or processes of or developed by the Company. Executive confirms that such information is confidential and constitutes the exclusive property of the Company, and agrees that, immediately upon his termination, whether by Executive or by the Company and whether during the term of this Agreement or subsequent to the expiration of this Agreement, Executive shall deliver to Company all correspondence, documents, books, records, lists, computer programs and other writings relating to Company's business (collectively, "writings"); and Executive shall retain no copies of any writings, regardless of where or by whom said writings were kept or prepared.

               (c) Both during his employment with the Company and following his termination for any reason, whether by Executive or by the Company and whether during the term of this Agreement or following the expiration of the Agreement, Executive shall, upon reasonable notice, cooperate with the Company to furnish to the Company such information pertaining to the Company as may be in his possession. The Company shall reimburse Executive for all reasonable expenses incurred by him in fulfilling his obligation under this subparagraph (c).

               (d) The provisions of subparagraphs (a), (b) and (c) shall survive the termination of Executive's employment as well as the expiration of this Agreement at the end of its term or at any time prior thereto.

               (e) Executive acknowledges that the restrictions contained in this Paragraph 15, in view of the nature of the business in which the Company is engaged and the Executive's position with the Company, are reasonable and necessary to protect the legitimate interests of the Company, and that any violation of those restrictions would result in irreparable injury to the Company. Executive therefore agrees that, in the event of his violation of any of those restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief against Executive, in addition to damages from Executive and an equitable accounting of all commissions, earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. Executive consents to exclusive jurisdiction, service of process and venue in York County Pennsylvania or the United States District Court for the Eastern District of Pennsylvania for purposes of enforcement of this provision.

               (f) Executive agrees that if any or any portion of the foregoing covenants, or the application thereof, is construed to be invalid or unenforceable, the remainder of such covenant or covenants or the application thereof shall not be affected and the remaining covenant or covenants will then be given full force and effect without regard to the invalid or unenforceable portions. If any covenant is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, Executive agrees that the Court making such determination shall have the power to reduce the area and/or the duration, and/or limit the scope thereof, and the covenant shall then be enforceable in its reduced form. If Executive violates any of the restrictions contained in subparagraph (a), the period of such violation (from the commencement of any such violation until such time as such violation shall be cured by Executive to the satisfaction of the Company) shall not count toward or be included in the one year restrictive period contained in subparagraph (a).

          16.  Taxes.  Executive agrees that he is responsible for paying any
               -----
and all federal, state and local income taxes assessed with respect to any money, benefits or other consideration received from the Company and that the Company is entitled to withhold any tax payments from amounts otherwise due Executive or require Executive to deposit sufficient funds to allow the Company to meet its withholding obligations to the extent required by applicable statutes, rulings or regulations.

          17.  Prior Agreements.  Executive represents to Company that:  (a) he
               ----------------
has fully disclosed to the Company all prior employment agreements or understandings to which he is a party; (b) he will satisfy all financial obligations under all prior employment agreements or understandings to which he is a party or by which he is bound; and (c) he will not disclose to the Company or use for its benefit any trade secrets or proprietary information of any prior employer.

          18.  Indemnification.  The Company shall defend, indemnify and hold
               ---------------
Executive harmless of and from any and all claims asserted against Executive arising out of the performance of his duties hereunder in accordance with the Articles of Incorporation and By-Laws of the Company. Executive shall promptly notify the Company of any claim giving rise to indemnification and shall cooperate fully with the Company in the defense of the claim. The Company shall have the right to retain counsel of its choice to defend the claim and to enter into any good faith settlement or compromise of the claim.

          19.  Entire Understanding.  This Agreement contains the entire
               --------------------
understanding between the Company and Executive with respect to the subject matter hereof and supersedes all prior and contemporary agreements and understandings, inducements or conditions, express or implied, written or oral, between the Company and Executive, including the Prior Employment Agreement. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

          20.  Modifications.  This Agreement may not be modified orally but
               -------------
only by written agreement signed by the Executive and the Company's Chairman or such other person as the Board may specifically authorize for this purpose.

          21.  Provisions Separable.  The provisions of this Agreement are
               --------------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          22.  Notices.  All notices, requests, demands and other communications
               -------
required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered (personally, by courier service such as Federal Express, or by messenger) or when deposited in the United States mails, registered or certified mail, postage pre-paid, return receipt requested, addressed as set forth below:

          If to the Company:

               The Bon-Ton Stores, Inc.
               2801 East Market Street
               York, PA 17402
               Attention:  M. Thomas Grumbacher

          with a copy to:

               Henry F. Miller, Esquire
               Wolf, Block, Schorr and Solis-Cohen LLP
               12th Floor Packard Building
               Philadelphia, PA  19102-2678

          If to Executive:

               Heywood Wilansky
               448 Garrison Forest Road
               Owings Mills, MD  21117

In addition, notice by mail shall be by air mail if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

          23.  Binding Agreement.  This Agreement shall be binding upon, and
               -----------------
shall inure to the benefit of the Company and its successors, representatives, and assigns and shall be binding upon Executive, his heirs, executors and legal representatives.

          24.  No Assignment by Executive.  Executive acknowledges that the
               --------------------------
services to be rendered by him are unique and personal. Accordingly, Executive may not assign or delegate any of his rights or obligations hereunder, except that he may assign certain rights hereunder.

          25.  Indulgences.  Neither the failure nor any delay on the part of
               -----------
either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          26.  Paragraph Headings.  The paragraph headings in this Agreement are
               ------------------
for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          27.  Controlling Law.  This Agreement and all questions relating to
               ---------------
its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such state or any other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

          28.  Execution in Counterparts.  This Agreement may be executed in any
               -------------------------
number of counterparts, each of which shall be deemed to be an original against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed and delivered, in Pennsylvania, this Agreement as of the date first above written.

                                    THE BON-TON STORES, INC.


                                    By: /s/ M. Thomas Grumbacher
                                       -----------------------------------
                                       M. Thomas Grumbacher
                                       Chairman


                                    /s/ Heywood Wilansky
                                    --------------------------------------
                                    Heywood Wilansky

EXHIBIT A

                            THE BON-TON STORES, INC.
                     PERFORMANCE BASED STOCK INCENTIVE PLAN
                              FOR HEYWOOD WILANSKY


          1.   PURPOSE
               -------

          The Bon-Ton Stores, Inc. Performance Based Stock Incentive Plan for Heywood Wilansky, as set forth herein, is established by the Committee (has hereinafter defined), along with the performance goals required to be satisfied for the payment of any stock bonus under the terms of the Plan, and is adopted by the Board of Directors, subject to the approval of the shareholders of the Bon-Ton Stores, Inc., a Pennsylvania corporation (the "Company"), for the purpose of providing performance-based compensation to Heywood Wilansky (the "Participant") in the form of stock bonuses granted in connection with services to be provided by the Participant during the term of the Plan in accordance with a formula that is based on the financial success of the Company as part of an integrated compensation program which is intended to assist the Company in motivating and retaining employees of superior ability, industry and loyalty.

          2.   DEFINITIONS
               -----------

          The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

          "Award" shall mean an award of shares of Company Stock subject to forfeiture if the performance goals set forth in the Plan are not satisfied, and subject further to the restrictions contained in the vesting schedule set forth in the Plan.

          "Board of Directors" shall mean the Board of Directors of the Company.

          "Cause" shall have the meaning set forth in the Participant's Employment Agreement in effect as of the date the Plan is adopted.

          "Change of Control" shall have the meaning set forth in the Participant's Employment Agreement in effect as of the date the Plan is adopted.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Committee" shall mean the Compensation Committee of the Board of Directors, consisting of two or more Outside Directors, to act as the Committee with respect to the Plan, or such other committee as may be appointed by the Board of Directors to act as the Committee with respect to the Plan.

          "Company" shall mean the Bon-Ton Stores, Inc., a Pennsylvania corporation, and any successor thereto.

          "Company's Accountants" shall mean the certified public accountants charged with the responsibility for determining the Company's earnings for the relevant fiscal year for purposes of the disclosure of such information as may be required under applicable law or under such rules as may be applicable to the Company in connection with any public filings or in connection with the listing of the Company's securities on any securities exchange.

          "Company Stock" shall mean the Company's Common Stock, par value $.01 per share.

          "Designated Beneficiary" shall mean the person, if any, specified in writing by the Participant to receive any payments due to the Participant in the event of the Participant's death. In the event no person is specified by the Participant, the Participant's estate shall be deemed to be the Designated Beneficiary.

          "Effective Date" shall mean February 1, 1998.

          "Outside Director" shall mean a member of the Board of Directors who is treated as an "outside director" for purposes of Code Section 162(m).

          "Option" shall mean a grant of an option to acquire shares of Company Stock, subject to forfeiture if the performance goals set forth in the Plan are not satisfied and subject further to the restrictions contained in the vesting schedule set forth in the Plan. The Option granted under the Plan is not intended to be an "incentive stock option" as that term is used for purposes of Code Section 422.

          "Participant" shall mean Heywood Wilansky.

          "Plan" shall mean the Bon-Ton Stores, Inc. Performance Based Stock Incentive Plan for Heywood Wilansky.

          "Plan Year" shall mean the taxable year of the Company. The first Plan Year shall be taxable year of the Company that commenced on or about February 1, 1998.

          3.   PARTICIPATION
               -------------

          Heywood Wilansky shall be the sole Participant in the Plan.

          4.   TERM OF PLAN
               ------------

          Subject to approval of the Plan by the shareholders of the Company, the Plan shall be in effect as of the Effective Date and shall continue until terminated by the Board of Directors.

          5.   COMPANY STOCK AWARD AND OPTIONS
               -------------------------------

          (a)  Restricted Stock Award.  The Company shall award to the
               ----------------------
Participant 250,000 shares of Company Stock, subject to the risk of forfeiture based on Company performance and subject further to the vesting schedule set forth in Section 6 of the Plan, as soon as practicable following shareholder approval of the Plan. Issuance of shares may, with the consent of the Participant, be deferred until an appropriate filing is made with the Securities Exchange Commission registering the shares that may be granted under the Plan.

          (b)  Option Grant.  On or shortly following the Effective Date, the
               ------------
Company shall grant to the Participant the Option, which shall be an option to acquire 250,000 shares of Company Stock (the "Shares"), subject to the risks of forfeiture based on Company performance and subject further to the vesting schedule set forth in Section 6 of the Plan. The Option shall have an exercise price (the "Option Price") of $8.00 per share of Company Stock, and shall expire on the day before the tenth anniversary of the Effective Date, unless the Option shall have terminated or been forfeited prior to such date under the terms of the Plan or would have terminated or been forfeited prior to such date under the terms of The Bon-Ton Stores, Inc. Amended and Restated 1991 Stock Option and Restricted Stock Plan if the Option were subject to such plan. The Option shall also be subject to the following terms:

          (i) Exercise.  The Option shall not be deemed to have been exercised
              --------
prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act")), contain the Participant's acknowledgment in form and substance satisfactory to the Company that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Participant has been advised and understands that (A) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (I) registration under federal or state securities laws, (II) the receipt of an opinion that an appropriate exemption from such registration is available, (III) the listing or inclusion of the Shares on any securities exchange or in an automated quotation system or (IV) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described herein.

          (ii) Medium of Payment.  The Participant shall pay for Shares (i) in
               -----------------
cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may permit, at its discretion, that payment may be made in whole or in part in shares of Company Stock held by the Participant for at least six months. If payment is made in whole or in part in shares of Company Stock, then the Participant shall deliver to the Company certificates registered in his name representing the shares owned by him, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value (as defined below) on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which the Option is to be exercised by the payment in shares of Company Stock, accompanied by stock powers duly endorsed in blank by the Participant. For these purposes, Fair Market Value means the last reported sale price of a share of Company Stock on the relevant date, if Company Stock is traded in a public market, or, if no such sale price is reported value, the mean between the last reported "bid" and "asked" prices for a shares of Company Stock as reported on NASDAQ shall be used, or, if not so reported, as reported by the National Daily Quotation Bureau, Inc., or as reported in a customary financial reporting service, as applicable, and as the Committee determines, on the relevant date. If the Company Stock is not traded in a public market on the relevant date, the Fair Market Value shall be as determined in good faith by the Committee. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of Company Stock to exercise the Option as it deems appropriate.

               (iii)     Termination of Options.  The Option shall terminate
                         ----------------------
after the first to occur of the following:

                         (A) The tenth anniversary of the Effective Date.

                         (B) Expiration of ninety (90) days from the date the
Participant's employment with the Company terminates for any reason other than disability (as defined in the Company's long term disability plan, if any, or otherwise by reference to eligibility for federal social security disability benefits) or death;

                         (C) Expiration of one year from the date the
Participant's employment with the Company or its Affiliates terminates due to his disability or death;

                         (D) The date that the Participant's employment with
the Company terminates at any time prior to January 31, 2003 on account of the Participant's resignation or on account of the termination of his employment by the Company for Cause; or

                         (E) The date, if any, set by the Board of Directors
as an accelerated expiration date in connection with a Change of Control of the Company.

Notwithstanding the foregoing, the Committee may extend the period during which the Option may be exercised to a date no later than the tenth anniversary of the Effective Date.

          (iv) Transfers.  The Option may not be transferred, except by will or
               ---------
by the laws of descent and distribution. During the lifetime of the Participant, the Option may be exercised only by him. Notwithstanding the foregoing, the Option may be transferred pursuant to the terms of a "qualified domestic relations order," within the meaning of sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

          (v) Amendment.  The Committee shall have the right to amend the
              ---------
Option, subject to the Participant's consent if such amendment is not favorable to the Optionee.

      (c) Adjustments on Changes in Capitalization.  The aggregate number of
          ----------------------------------------
Shares and class of Shares subject to the Option shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation affecting the Company Stock subject to the Option. The Committee shall have authority to determine the adjustments to be made hereunder, and any such determination by the Committee shall be final, binding and conclusive.

      6.  PERFORMANCE GOALS, FORFEITURES AND VESTING
          ------------------------------------------

          (a) Performance Goal Requirement.  If the net after tax earnings of
              ----------------------------
the Company for the first Plan Year, as determined by the Company's Accountants, is not at least equal to $3,000,000, as certified in writing by the Committee, the shares of Company Stock and the Option granted to the Participant pursuant to Section 5 of the Plan shall be forfeited, and the Participant shall have no further rights to any benefits under the terms of the Plan.

          (b)  Vesting Schedule.
               ----------------

               (i)  General Vesting Schedule.
                    ------------------------

                    (A) Award: If the Participant has not forfeited the shares of Company Stock granted under the Plan by reason of a failure to meet the performance goal set forth in Section 6(a) of the Plan, the Participant shall become fully vested in the shares of Company Stock granted under the Plan, and such shares of Company Stock shall be freely transferable, subject to such limitations as may be imposed under applicable law or governmental regulations, in three annual installments on the last day of the Company's fiscal year which occurs on or about the third, fourth and fifth anniversaries of the Effective Date in the amount of 83,334, 83,333 and 83,333 shares of Company Stock respectively.

                    (B) Option: If the Participant has not forfeited the Option by reason of a failure to meet the performance goal set forth in
Section 6(a) of the Plan, the Option shall become vested and the Participant shall be able to exercise the Option in three annual installments (with respect to 83,334, 83,333 and 83,333 Shares respectively) on day before the first, second and third anniversaries of the Effective Date.

          (ii) Special Vesting Schedule.  If the Participant has not forfeited
               ------------------------
the shares of Company Stock granted under the Plan or the Option by reason of a failure to meet the performance goal set forth in Section 6(a) of the Plan, the Participant shall become fully vested in all of the shares of Company Stock granted under the Plan and in the Option, and the Option shall be fully exercisable if, at any time following the date the performance goal set forth in
Section 6(a) of the Plan is satisfied, the Participant is discharged without Cause or if there is a Change of Control.

          7.   COMMITTEE
               ---------

          (a) Powers.  The Committee shall have the power and duty to do all
              ------
things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

              (i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

              (ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto; and

              (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.

          (b) Indemnity.  No member of the Committee shall be directly or
              ---------
indirectly responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his own membership on the Committee.

          (c) Compensation and Expenses.  Members of the Committee shall receive
              -------------------------
no separate compensation for services other than compensation for their services as members of the Board of Directors, which compensation can include compensation for services at any committee meeting attended in their capacity as members of the Board of Directors. Members of the Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such expenses, as well as extraordinary expenses authorized by the Company, shall be paid by the Company.

          (d) Participant Information.  The Company shall furnish to the
              -----------------------
Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

          (e) Inspection of Documents.  The Committee shall make available to
              -----------------------
the Participant and his Designated Beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to the benefits of the Participant and beneficiary under the Plan.

          8.   EFFECTIVE DATE, TERMINATION AND AMENDMENT
               -----------------------------------------

          (a)  Effective Date of Participation in Plan.  Subject to shareholder
               ---------------------------------------
and Committee approval of the Plan, participation in this Plan shall be effective as of February 1, 1998 and shall continue thereafter for the term of the Plan.

          (b)  Amendment and Termination of the Plan.  The Plan may be
               -------------------------------------
terminated or revoked by the Company at any time and amended by the Company from time to time, provided that neither the termination, revocation or amendment of the Plan may, without the written approval of the Participant, reduce the amount of the benefit to which the Participant would otherwise be entitled, and provided further that no changes that would increase the value of the benefit to which the Participant is entitled under the terms of the Plan shall be effective without approval by the Committee and without disclosure to and approval by the shareholders of the Company in a separate vote prior to effective date of any such change. In addition, the Plan may be modified or amended by the Committee, as it deems appropriate, in order to comply with any rules, regulations or other guidance promulgated by the Internal Revenue
Service with respect to applicable provisions of the Code, as they relate to the exemption for "performance-based compensation" under the limitations on the deductibility of compensation imposed under Code Section 162(m).

          9.   MISCELLANEOUS PROVISIONS
               ------------------------

          (a) Unsecured Creditor Status.  The Participant, if entitled to a
              -------------------------
bonus payment hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in the Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, now or at any time in the future.

          (b) Other Company Plans.  It is agreed and understood that any
              -------------------
benefits under this Plan are in addition to any and all benefits to which the Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or the Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

          (c) Separability.  If any term or condition of the Plan shall be
              ------------
invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

          (d) Continued Employment.  Neither the establishment of the Plan, any
              --------------------
provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon the Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including the Participant), or otherwise deal with any employee (including the Participant) to the same extent as though the Plan had not been adopted.

          (e) Incapacity.  If the Committee determines that the Participant or
              ----------
Beneficiary is unable to care for his affairs because of illness or accident, or is a minor, any benefit due the Participant or Beneficiary under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for the Participant or Beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company's obligation hereunder.

          (f) Jurisdiction.  The Plan shall be construed, administered, and
              ------------
enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

          (g) Claims.  If, pursuant to the provisions of the Plan, the Committee
              ------
denies the claim of the Participant for benefits under the Plan, the Committee shall provide written notice, within 60 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

               (i) the specific reasons for such denial;

               (ii) the specific reference to the Plan provisions on which the denial is based;

               (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

               (iv) an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto.

If the Participant's claim for benefits has been denied, the Participant may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.

          (h)  Withholding.  The Participant or the Designated Beneficiary shall
               -----------
make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

          (i) Interpretation.  The Plan is intended to pay compensation only on
              --------------
the attainment of the performance goals set forth above in a manner that will exempt such compensation from the limitations on the deduction of certain compensation payments under Code Section 162(m). To the extent that any provision of the Plan would cause a conflict with the conditions required for such an exemption or would cause the administration of the Plan to fail to satisfy the applicable requirements for the performance-based compensation exemption under Code Section 162(m), such provision shall be deemed null and void to the extent permitted by applicable law. In addition, the Plan is intended to enable transactions under the Plan to satisfy the conditions of Rule 16b-3 promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended, and any provision of the Plan which would cause a conflict with such conditions shall be deemed null and void to the extent permitted by applicable law and in the discretion of the Committee.

                                  Exhibit B

                           THE BON-TON STORES, INC.
                                 STOCK OPTION
                                 ------------


          THIS STOCK OPTION (the "Option") is granted this _____ day of _______, 1998, by THE BON-TON STORES, INC., a Pennsylvania corporation (the "Company"), to Heywood Wilansky (the "Optionee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          1.   Grant.  The Company hereby grants to the Optionee an Option to
               -----
purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of 250,000 shares of the Company's Common Stock, par value $.01 per share (the "Option Shares"), at a purchase price of $8.00 per share (the "Option Price"). This Option is granted pursuant to The Bon-Ton Stores, Inc. Performance Based Stock Incentive Plan for Heywood Wilansky (the "Plan"), and is subject to all provisions set forth therein, including the forfeiture provisions which become applicable to the Option in the event the performance goals established under the terms of the Plan are not met. This Option is not intended to be an "incentive stock option" within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended. The terms of this Option are subject to the applicable provisions of Optionee's employment agreement with the Company (the "Employment Agreement") effective as of February 1, 1998, and the Plan. In the event there is a conflict between the terms of this Option and the Employment Agreement or the Plan, the provisions of the Employment Agreement or the Plan shall apply, and in the event the terms of the Employment Agreement conflict with the terms of the Plan, the terms of the Plan shall apply.

           2.  Term.
               ----

               (a)  General Rule.  The Option granted hereunder shall vest and
                    ------------
be exercisable as set forth as follows: On the day prior to the first, second and third anniversaries of the Effective Date, 83,334, 83,333, and 83,333 shares, respectively, shall become vested; provided that the Optionee meets the performance goals established by the Compensation Committee of the Company's Board of Directors (the "Committee") pursuant to the Plan. The Option granted hereunder shall terminate in full at 5:00 p.m. York, Pennsylvania time on the tenth anniversary of the Effective Date, unless sooner terminated under subsection 2(b), (c), (d) or (e) below. This Option or any installment may be exercised in whole or in part with respect to any Option Shares that have vested and become exercisable, except that this Option may in no event be exercised with respect to fractional shares.

               (b)  Termination of Employment.  If Optionee is discharged
                    -------------------------
without Cause (as that term is used in the Employment Agreement), all options shall become immediately vested and shall remain exercisable for a period of 90 days after termination of employment. If Executive resigns or is discharged for Cause prior to the expiration of the Term (as that term is used in the Employment Agreement), all options not exercised, whether or not vested, shall immediately be canceled.

               (c)  Certain Transactions.  In the event of a Change of Control
                    --------------------
(as defined in the Plan), this Option shall terminate on any date specified by the Committee. The Committee shall give the Optionee at least thirty (30) days written notice of an accelerated termination date pursuant to this subsection 2(c). If this subsection 2(c) shall become applicable, the Committee shall have the right to amend this Option, without the consent of the Optionee, as it deems necessary or desirable.

               (d)  Forfeiture.  If the Committee makes a finding, after full
                    ----------
consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee (i) has breached any employment or service contract with the Company or an Affiliate, or has been engaged in any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of the Optionee's employment or service or (ii) has disclosed trade secrets of the Company or an Affiliate, then this Option shall terminate on the date of such finding. In addition to immediate termination of this Option, the Optionee shall forfeit all Option Shares for any exercised portion of this Option for which the Company has not yet delivered the share certificates to the Optionee upon refund by the Company of the Option Price paid by the Optionee with respect to such Option Shares.

               (e) In no event shall this Option be exercisable after the expiration of ninety days from the date the Optionee's employment with the Company or its Affiliates (as that term is used in the Plan) terminates for any reason other than Disability (as that term is used in the Plan) or death, or the expiration of one year from the date the Optionee's employment with the Company or its Affiliates terminates due to the Optionee's Disability or death.

          3.   Transfers.  This Option is not transferable by the Optionee
               ---------
otherwise than by will or pursuant to the laws of descent and distribution in the event of the Optionee's death, in which event this Option may be exercised by the heirs or legal representatives of the Optionee. This Option may be exercised during the lifetime of the Optionee only by the Optionee. Any attempt at assignment, transfer, pledge or disposition of this Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Any exercise of the Option by a person other than the Optionee shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

          4.   Method of Exercise and Payment.  When exercisable under Section
               ------------------------------
2, this Option may be exercised by written notice, pursuant to Section 8, to the Company's Controller specifying the number of Option Shares to be purchased and, unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act"), and current registrations under all applicable state securities laws, containing the Optionee's acknowledgment, in form and substance satisfactory to the Company, that the Optionee (a) is purchasing such Option Shares for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act or any state securities laws), (b) has been advised and understands that (i) the Option Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, and (c) has been advised and understands that such Option Shares may not be transferred without compliance with all applicable federal and state securities laws. The notice shall be accompanied by payment of the aggregate Option Price of the Option Shares being purchased (a) in cash, (b) by certified check payable to the order of the Company or (c) by a combination of the foregoing. Such exercise shall be effective upon the actual receipt by the Company's Controller of such written notice and payment. In addition, except as provided below, the Optionee may make payment in whole or in part in shares of the Company's Common Stock held by the Optionee for more than six months. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing shares of the Company's Common Stock legally and beneficially owned by the Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value (as defined in the Plan) on the date of delivery of such notice that is not greater than the Option Price of the Option Shares with respect to which the Option is to be exercised, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. Notwithstanding the foregoing, the Committee, in its sole discretion, may refuse to accept shares of the Company's Common Stock in payment of the Option Price. In that event, any certificates representing shares of the Company's Common Stock which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Committee to accept such shares in payment of the Option Price. Furthermore, the Committee may impose such limitations and prohibitions on the use of shares of the Company's Common Stock to exercise the Option as it deems appropriate.

          5.   Adjustments on Changes in Capitalization.  In the event that,
               ----------------------------------------
prior to the delivery by the Company of all of the Option Shares in respect of which the Option is granted, there shall be a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Company's Common Stock and/or other outstanding equity security or a recapitalization or other capital adjustment affecting the Company's Common Stock or an equity security of the Company which is effected without receipt of consideration by the Company, the remaining number of Option Shares (or class of shares) subject to the Option and the Option Price therefor shall be adjusted in a manner determined by the Committee so that the adjusted number of Option Shares (or class of shares) and the adjusted Option Price shall be the substantial equivalent of the remaining number of Option Shares subject to the Option and the Option Price thereof prior to such change. For purposes of this Section, no adjustment shall be made as a result of the issuance of the Company's Common Stock upon the conversion of other securities of the Company which are convertible into Common Stock.

          6.   Legal Requirements.  If the listing, registration or
               ------------------
qualification of the Option Shares upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of such Option Shares, the Company shall not be obligated to issue or deliver the certificates representing the Option Shares as to which the Option has been exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. If registration is considered unnecessary by the Company or its counsel, the Company may cause a legend to be placed on the Option Shares being issued calling attention to the fact that they have been acquired for investment and have not been registered.

          7.   Administration.  This Option has been granted pursuant to and is
               --------------
subject to the terms and provisions of the Plan, as it may be amended from time to time. All questions of interpretation and application of the Plan and this Option shall be determined by the Committee. The Committee's determination shall be final, binding and conclusive.

          8.   Notices.  Any notice to be given to the Company shall be
               -------
addressed to the Treasurer of the Company at its principal executive office, and any notice to be given to the Optionee shall be addressed to the Optionee at the address then appearing on the personnel records of the Company or the Affiliate of the Company by which he is employed, or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when personally delivered, by courier service such as Federal Express, or by other messenger, or when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.

          9.   Employment.  Nothing herein contained shall affect the right of
               ----------
the Company or any Affiliate to terminate the Optionee's employment, services, responsibilities, duties, or authority to represent the Company or any Affiliate at any time or for any reason whatsoever.

          10.  Withholding of Taxes.  Whenever the Company proposes or is
               --------------------
required to deliver or transfer Option Shares in connection with the exercise of this Option, the Company shall have the right to (a) require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities.

          IN WITNESS WHEREOF, the Company has granted this Option on the day and year first above written.

                                THE BON-TON STORES, INC.


                                By:
                                   -----------------------------
                                   M. Thomas Grumbacher
                                   Chairman of the Board


                                ACCEPTED BY:


                                --------------------------------